UA/CS/WTS
                                                                        11/7/96


                           OCUREST LABORATORIES, INC.

                             UNDERWRITING AGREEMENT

                              _______________, 1996



RAF Financial Corporation
One Norwest Center
1700 Lincoln Street, 32nd Floor
Denver, Colorado 80203

Gentlemen:

         OCUREST LABORATORIES, INC. ("Company"), a Florida corporation, and the selling shareholders named in Schedule II hereto ("Selling Shareholders") hereby confirm their agreement with you, as Representative, and with the other members of the Underwriting Group as follows:

                                    SECTION 1

                     DESCRIPTION OF OFFERING AND SECURITIES

         The Underwriting Group proposes to purchase from the Company a total of 1,200,000 Units ("Firm Units"), each Unit consisting of one share of Common Stock of the Company ("Share") and one Class A Common Stock Purchase Warrant. The Class A Common Stock Purchase Warrants will be referred to as "Class A Warrants" in this Agreement and in the Agreement Among Underwriters. The Representative, either on its own behalf or on behalf of the members of the Underwriting Group, will have an overallotment option to purchase up to an additional 180,000 Units ("Overallotment Units"), consisting of up to 180,000 Shares ("Overallotment Shares") and up to 180,000 Class A Warrants ("Overallotment Class A Warrants") to cover overallotments. Such Overallotment Units, Overallotment Shares, and Overallotment Class A Warrants are collectively referred to herein as the "Overallotment Securities." Except as otherwise stated herein, the Firm Units and the Overallotment Securities are collectively referred to herein as the "Securities." The Company agrees to sell to the Underwriting Group all of the Firm Units, and the Company agrees to sell to the Representative all of the Overallotment Securities except for the Overallotment Shares which are sold to the Representative by Selling Shareholders. The Selling Shareholders have the right to sell to the

Representative up to 180,000 Overallotment Shares. The Units will be initially offered for sale to the public at a price of $4.00 per Unit. Such price is referred to herein as the "Public Offering Price." The Company's authorized and outstanding capitalization when the offering of the Firm Securities is permitted to commence and at the Closing Date (hereinafter defined) and at the Option Closing Date (hereinafter defined) will be as set forth in the Registration Statement (hereinafter defined) and the Prospectus (hereinafter defined) included therein. Any Overallotment Shares sold to the Representative by the Selling Shareholders will be referred to herein as the "Selling Shareholders Shares."

         The Shares and Class A Warrants comprising the Units will not be separately tradeable or transferable for a period of six months after the effective date (hereinafter defined) or earlier at the discretion of the Representative. The date upon which the Shares and Class A Warrants become separately tradeable and transferable will be referred to herein as the "Detachment Date."

         One Class A Warrant entitles the holder to purchase one share of the Company's Common Stock ("Warrant Share") at $4.80 per share ("Exercise Price") at any time after the Detachment Date and until ___________, 1999. Commencing on the Detachment Date, the Company has the right to call all of the Class A Warrants for redemption at a price $.55 per Class A Warrant at any time until the end of the second year after the date of the Prospectus (hereinafter defined) and thereafter at a price of $.75 per Class A Warrant at any time until the end of the third year after the date of the Prospectus (hereinafter defined) and thereafter prior to the expiration of the Class A Warrants. The Class A Warrants may be redeemed upon 30 days prior written notice given at any time after the Common Stock of the Company has traded for at least $6.72 for at least 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption. For purposes of determining the daily trading price of the Company's Common Stock: (i) if the Common Stock is listed on a national stock exchange or admitted to unlisted trading privileges on any such exchange or quoted on a trading system of the National Association of Securities Dealers, Inc. ("NASD") such as the NASDAQ Small Cap Market or the NASDAQ National Market System ("NASDAQ/ NMS"), then the last reported sale price of the Common Stock each day shall be used, but if no such sale has occurred on any of such days or if the last sale price is not reported, then the average of the closing bid prices for the Common Stock for such day on such exchange or system shall be used; or (ii) if the Common Stock is not then traded on any such exchange or system then the average of the daily bid prices for the Company's Common Stock reported by the National Quotation Bureau, Inc. shall be used if the Company's Common Stock is included in the National Quotation System.

         On the effective date, only the Units will be listed for quotation on the NASDAQ Small Cap Market. The Company will use its best efforts to have the Shares and Class A Warrants listed for quotation on the NASDAQ Small Cap Market on the Detachment Date and thereafter, and the Company will use its best efforts to delist the Units from quotation on the NASDAQ Small Cap Market at the same time as the Shares and Class A Warrants become listed for quotation on the NASDAQ Small Cap Market. The foregoing agreements by the Company are subject to the Company's ability to meet the NASDAQ Small Cap Market maintenance requirements on the Detachment Date.

         The Class A Warrants contain adjustment provisions protecting the holders thereof against dilution of their interests represented by the Warrant Shares upon the occurrence of certain events. Holders of the Class A Warrants, as such, have no voting power; are not en titled to dividends; and in the event of liquidation, dissolution, or winding up of the Company, are not be entitled to participate in the Company's assets. The Company agrees to take what ever actions are necessary so that during the period that the Class A Warrants are exercisable, a registration statement relating to the Warrant Shares will be effective and current with the Securities and Exchange Commission ("Commission") and the Company agrees to use its best efforts so that during such period the Class A Warrants may be exercised by the holders thereof under the securities laws in those states in which any of the Securities are sold in the public offering under the Registration Statement and in those states in which registered holders reside who in the aggregate own at least 2% of the Class A Warrants outstanding during the period that such Class A Warrants are exercisable. The Company agrees that its obligations set forth in the preceding sentence shall remain in full force and effect regardless of whether or not the "market price" of the Company's Common Stock is less than the Exercise Price under the Class A Warrants. The Company agrees not to call the Class A Warrants for redemption at any time that such registration statement is not effective and current with the Commission and the states described in the previous sentence.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the members of the Underwriting Group to enter into this Agreement, the Company hereby represents and warrants to and agrees with the members of the Underwriting Group as follows:

         2.01. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form SB- 2 (File No. 333-10323) ("Registration Statement") with respect to the Securities, the Warrant Shares, and the Representative's Warrants (hereinafter defined), including the related Prospectus, copies of which have heretofore been delivered by the Company to the Representative, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended ("Act"), and the rules and regulations ("Rules and Regulations") of the Commission thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Representative, has or have heretofore been filed with the Commission; and the Company may file with the Commission on or prior to the effective date additional amendments to said Registration Statement, including the final Prospectus. As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement and all amendments thereto, including the Prospectus, all exhibits and all financial statements, as it becomes effective; the term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective; and the term "Preliminary Prospectus" refers to and means any Prospectus included in said Registration Statement before it becomes effective. The terms "effective date" and "effective" refer to the date the Commission declares effective, pursuant to Section 8 of the Act, the Registration Statement.

         2.02. ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Securities and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. When the Registration Statement becomes effective and on the Closing Date and on the Option Closing Date, the Registration Statement and Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations thereunder for the purposes of the proposed public offering of the Securities, all statements of material fact contained in the Registration Statement and Prospectus will be true and correct and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished on behalf of the members of the Underwriting Group specifically for use therein.

         2.03. FINANCIAL STATEMENTS. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply. Such financial statements have been prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods concerned except as otherwise stated therein.

         2.04. INDEPENDENT PUBLIC ACCOUNTANTS. The accountants which have audited the financial statements filed or to be filed with the Commission as part of the Registration
Statement and Prospectus, are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder.

         2.05.  NO CONTINGENT LIABILITIES AND NO MATERIAL ADVERSE CHANGE.
Except as disclosed in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries, if any, have any material contingent liabilities, obligations or claims nor have they received threats of claims or regulatory action. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date and the Option Closing Date, (i) there shall not have been any material adverse change in the condition, financial or otherwise, of the Company or its subsidiaries, if any, or in the business of the Company or its subsidiaries; (ii) there shall not have been any material adverse transac tion entered into by the Company or any of its subsidiaries, if any; (iii) neither the Company nor any of its subsidiaries, if any, shall have incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there shall not have been any change in the outstanding securities or long term debt (except current payments) of the Company or any of its subsidiaries, if any; (v) the Company has not and will not have paid or declared any dividends or other distributions on its Common Stock or other securities; and (vi) there shall not have been any change in the officers or directors of the Company.

         2.06. NO DEFAULTS. Neither the Company nor any of its subsidiaries, if any, is in default under any of the contracts, leases, subleases, licenses or agreements to which they are a party. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries, if any, is in default, which has not been waived, in the performance of any material obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or bylaws of the Company or any of its subsidiaries, if any, any note, indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries, if any, is a party or by which it, its subsidiaries, if any, or any of their property is bound, or any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company, its subsidiaries, if any, or their property. The consent, approval, authorization or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the blue sky or securities laws of any state or jurisdiction.

         2.07. INCORPORATION AND STANDING. The Company is and at the Closing Date and at the Option Closing Date will be duly incorporated and validly existing in good standing as a corporation under state law with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction, if any, in which it owns or leases real property or transacts business requiring such qualification. All of the Company's subsidiaries, if any, are identified and described in the Registration Statement. Each of the Company's subsidiaries, if any, is and at the Closing Date and at the Option Closing Date will be duly incorporated and validly existing in good standing as a corporation under state law with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, except where the failure to so qualify would not be materially adverse to the Company's business taken as a whole.

         2.08. LEGALITY OF OUTSTANDING SECURITIES. The outstanding shares of Common Stock of the Company and each of its subsidiaries, if any, have been duly and validly authorized and issued, are fully paid and nonassessable and conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Act or in violation of any other federal or state laws.

         2.09. LEGALITY OF SECURITIES. The Securities, the Warrant Shares and the Representative's Warrants (described in Section 3.04 hereof) have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Securities, the Warrant Shares and the Representative's Warrants, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Class A Warrants and the Representative's Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Class A Warrants and the Representative's Warrants. The Securities, the Warrant Shares and the Representative's Warrants will conform to all statements in the Registration Statement and Prospectus made with respect thereto. Upon delivery of and payment for the Securities and the Representative's Warrants to be sold by the Company as set forth in this Agreement, the persons paying therefor will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims. The Company will have on the effective date of the Registration Statement and at the time of delivery of the Securities and the Representative's Warrants, full legal right and power and all authorizations and approvals required by law to sell and deliver the Securities and Representative's Warrants in the manner provided here under.

         2.10. OUTSTANDING SECURITIES AND LONG TERM DEBT ON EFFECTIVE DATE. Immediately prior to the effective date, the only shares of capital stock, warrants, options, or other convertible securities which have been issued by the Company and which will be outstanding on the effective date will be as described in the Prospectus, and the Company will not be obligated on any long term debt, whether or not recorded on the books, records, or accounts of the Company and will not be obligated to issue any capital stock, warrants, options, or other convertible securities except as described in the Prospectus. Immediately prior to the effective date of the Registration Statement, the number of shares of Common Stock of the Company outstanding will not exceed _________ shares on a fully diluted basis unless the Representative has approved in writing a different maximum number of fully diluted shares. For purposes of this Underwriting Agreement, the term "fully diluted basis" shall mean the number of shares of Common Stock actually issued and outstanding plus the number of shares of Common Stock underlying all issued and outstanding convertible or excisable securities.

         2.11. CUSIP NUMBER. The Company has obtained a CUSIP number for the Units, Common Stock, and Class A Warrants.

         2.12. OPTIONS AND TREASURY SHARES. There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. Except as described in the Registration Statement, there are no securities of the Company, however characterized, held in its treasury. Except as described in the Registration Statement, the Company has not offered or agreed to purchase or issue any shares of Common Stock or any convertible securities in the future.

         2.13. SUBSIDIARIES. Except as described herein and in the Registration Statement, the Company has no subsidiaries and does not currently intend to acquire any subsidiaries or engage in mergers with or the acquisition of any entity.

         2.14. PRIOR SALES. No securities of the Company, or of a predecessor of the Company, have been sold except as described in the Registration Statement or as disclosed in writing to the Representative.

         2.15. LITIGATION. Except as set forth in the Registration Statement or except for nonmaterial actions, suits, or proceedings disclosed in writing to the Representative, there is and at the Closing Date and at the Option Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened against the Company or any of its subsidiaries.

         2.16. FINDER. Except as set forth in the Registration Statement, the Company knows of no outstanding claims against it for compensation for services in the nature of a finder's fee, origination fee, or financial consulting fee with respect to the offer and sale of the Securities and Warrant Shares hereunder.

         2.17. EXHIBITS. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations thereunder, which have not been so filed and each contract to which the Company or any of its subsidiaries, if any, is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with its terms, and none of such contracts has been assigned and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has not been advised that any party to any such contract intends to exercise any right which it may have to cancel any of its obligations under any of such contracts and has no knowledge that any other party to any such contracts has any intention not to render full performance under such contracts.

         2.18. TAX RETURNS. Except as described in the Registration Statement, the Company has filed all tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

         2.19. NO PREEMPTIVE RIGHTS. The Company's securities, however characterized, are not subject to preemptive rights.

         2.20. USE OF FORM SB-2. The Company is eligible to use Form SB-2 for the offering of the Securities, the Warrant Shares and the Representative's Warrants.

         2.21. NO SECURITIES BEING OFFERED. Except as described in the Registration Statement, neither the Company nor any of its subsidiaries, if any, is currently offering any securities of which it is the issuer.

         2.22. CERTIFICATES, PERMITS, LICENSES, APPROVALS, PATENTS AND TRADEMARKS. The Company and each of its subsidiaries, if any, possess adequate certificates, permits, licenses, or approvals, issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company and its sub sidiaries, if any, have not received any notice of any proceeding relating to the revocation or modification of any of these certificates, permits, licenses, or approvals. The Company and each of its subsidiaries, if any, has sufficient trademarks, patent rights and copyright protection to conduct its business as now being conducted; and except as described in the Prospectus, the Company has no knowledge of any use by it or any of its subsidiaries, if any, of the trade secrets of others, of infringement by it or them of trademarks, patent rights or copyrights of others, or of any claim being made against the Company or any of its subsidiaries, if any, regarding trademark, patent or copyright infringement or use of trade secrets of others.

         2.23. TITLE TO PROPERTIES. The Company and each of its subsidiaries, if any, has marketable title to all properties, including patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, equipment, and technology, described in the Registration Statement as owned by it or them. The properties are free and clear of all liens, charges, encumbrances or restrictions, however characterized, except as described in the Registration Statement. All of the contracts, leases, subleases, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, licenses and agreements, however characterized, under which the Company and each of its subsidiaries, if any, holds its properties, as described in the Registration Statement, are in full force and effect.

         2.24. NO DIRECTED SALES. The Company has not made any representation, whether oral or in writing, to any person, whether an existing shareholder or not, that any of the Securities will be reserved or directed to such person during the proposed public offering.

         2.25. RESTRICTED SECURITIES. Except for shareholders who meet the requirements of Rule 144(k), the Company has caused each of its current shareholders who holds "restricted securities" as such term is defined in Rule 144 under the Act to acknowledge that they hold "restricted securities" as defined in Rule 144.

         2.26. NEGOTIATIONS. During the period from the effective date to the Closing Date or the Option Closing Date, the Company will notify the Representative in writing from time to time of the status of any negotiations involving the Company or any of its subsidiaries, if any, relating to any transaction which would, if consummated, have a material effect upon the Company or any of its subsidiaries, if any. Also, the Company will consult with its legal counsel concerning the need to disclose any such negotiations.

         2.27. AUTHORITY. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

         2.28. 1940 ACT. The Company has been advised of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

         2.29. CAMPAIGN CONTRIBUTIONS. The Company has not at any time during the last five years made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasipublic duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

         2.30. SECURITIES ACTIVITIES. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

         2.31. ENVIRONMENTAL. Except as specifically described in the Prospectus, the Company is in compliance with all federal, state, and local rules, regulations, and policies relating to the use, treatment, storage, transportation, discharge, emission, or disposal of, or exposure of others to, toxic substances and protection of health, safety or the environment ("Environmental Laws") which are applicable to its business; there is no pending or asserted claim, liability, or investigation by any third party or governmental authority against the Company under Environmental Laws; no substances which are prohibited or regulated by any Environmental Law or designated to be radioactive, toxic, hazardous or otherwise a danger to health or the environment by any governmental agency ("Hazardous Material") are present or likely to become present on any property which is owned, leased, or occupied by the Company and no such property has been designated as a SuperFund site, pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable federal, state or local law; and the Company has received all permits, licenses, or other approvals required of it under Environmental Laws to conduct its business as presently conducted and is in compliance with all terms and conditions of such permits, licenses, or approvals.

         2.32. FOOD AND DRUG COMPLIANCE. The Company's products and the manufacture and labeling thereof comply with all applicable laws, rules and regulations relating to or adopted by the United States Food and Drug Administration ("FDA") and any state and state agency in which such products are being marketed or sold.

           REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

         In order to induce the members of the Underwriting Group to enter into this Agreement, each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with the members of the Underwriting Group as follows:

         2.33. CUSTODY AGREEMENT. The Selling Shareholder has duly executed and delivered the custody agreement ("Custody Agreement"), in the form heretofore delivered to the Representative. The person designated by the Selling Shareholder in the Custody Agreement as custodian will be referred to herein as the "Custodian." Certificates in negotiable form representing the Selling Shareholder's Shares to be sold by the Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. All authorizations, orders and consents necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Custody Agreement have been duly and validly given, and the Selling Shareholder has full legal right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver to the Underwriters the Selling Shareholder's Shares. The Selling Shareholder agrees that the Common Stock represented by the certificates he has deposited with the Custodian are subject to the interests of the Underwriters hereunder, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement and the Custody Agreement, by any act of such Selling Shareholder, by operation of law, whether by the death or incapacity of the Selling Shareholder, or by the occurrence of any other event. If any such death or incapacity should occur, or if any other event should occur, before the delivery of the Selling Shareholder's Shares hereunder, to the extent not prohibited by law, the certificates for such Common Stock deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

         2.34. TITLE. The Selling Shareholder has, and on the Closing Date and Option Closing Date will continue to have, valid and marketable title to the Selling Shareholder's Shares deposited with the Custodian, free and clear of all liens, encumbrances, equities and claims, and upon delivery of and payment for the aforesaid shares as herein provided, valid and marketable title thereto, free and clear of all liens, encumbrances, equities and claims, will be transferred by the Selling Shareholder to the Underwriters.

         2.35. NO BREACH OR DEFAULT. The performance of this Agreement by the Selling Shareholder and the consummation of the transactions contemplated hereby and by the Custody Agreement and compliance with the terms of this Agreement and the Custody Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage or other agreement or instrument to which the Selling Shareholder is a party, or by which the Selling Shareholder is bound, or any existing law, rule, regulation, judgment, order or decree applicable to the Selling Shareholder of any court or other governmental body.

         2.36. SECURITIES ACTIVITIES. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, which has constituted or might constitute, or which might reasonably be expected to cause or result in any stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

         2.37. ACCURACY OF THE REGISTRATION STATEMENT AND PROSPECTUS AS TO THE SELLING SHAREHOLDER. To the extent that any statements are made in or any omissions occur as to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, such Preliminary Prospectus did conform, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Act and the regulations and did not and will not contain any untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading.

         2.38. TRANSFER TAXES. No transfer taxes are required to be paid in connection with the sale, transfer and/or delivery of any of the Shares being sold to the Underwriters by the Selling Shareholder pursuant to this Agreement.

         2.39. COMPANY REPRESENTATIONS. The Selling Shareholder is not aware that any of the representations and warranties of the Company set forth in this Agreement are untrue or inaccurate in any material respect.

         All of the above representations and warranties shall survive the performance or termination of this Agreement.

                                    SECTION 3

                       PURCHASE AND SALE OF THE SECURITIES

         3.01. PURCHASE OF SECURITIES. The Company hereby agrees to sell to the members of the Underwriting Group named in Schedule I hereto (for all of whom the Representative is acting), severally and not jointly, and each member of the Underwriting Group, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the number of Firm Units set forth opposite the name of each member of the Underwriting Group as set forth in
Schedule I hereto at a purchase price of $3.60 per Unit. The Company and each Selling Shareholder to the extent described in Section 1 of this Agreement hereby grants to the Representative and the members of the Underwriting Group an option for a period of 30 days after the effective date to purchase Units, Shares, or Class A Warrants in order to cover overallotments. Any Overallotment Securities purchased shall be purchased for the account of the Representative and/or for the accounts of the members of the Underwriting Group as determined by the Representative. The purchase price of Overallotment Units is $3.60 per Unit.

                  3.01.01. DEFAULT BY MEMBER OF UNDERWRITING GROUP. If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) to purchase and pay for the number of Firm Units agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to the Representative, and the nondefaulting Underwriters shall have the right within 24 hours after the receipt by the Representative of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Firm Units which such defaulting Underwriter or Underwriters agreed to purchase. If the nondefaulting Underwriters fail so to make such arrangements with respect to all such Firm Units, the number of Firm Units which each nondefaulting

         Underwriter is otherwise obligated to purchase under this Agreement shall be automati cally increased pro rata to absorb the remaining Firm Units which the defaulting Under writer or Underwriters agreed to purchase; provided, however, that the nondefaulting Underwriters shall not be obligated to purchase any of the Firm Units if the aggregate Public Offering Price of the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the Public Offering Price of the total Firm Units which all Underwriters agreed to purchase hereunder. If the total number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with this subsection 3.01.01, then the Company shall have the right, within 24 hours next succeeding the 24 hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of all of the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date determined as provided in subsection 3.02.02. hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said subsection 3.02.02. in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the nondefaulting Underwriters nor the Company shall make arrangements within the 24 hour periods stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Shareholders to any nondefaulting Underwriter and without any liability on the part of any nondefaulting Underwriter to the Company or the Selling Shareholders.

                  3.01.02. LIABILITY OF DEFAULTING MEMBERS OF THE UNDERWRITING GROUP. Nothing contained in this Section 3.01 shall relieve any defaulting member of the Underwriting Group of its liability, if any, to the Company or to the remaining members of the Underwriting Group for damages occasioned by its default hereunder.

         3.02. PUBLIC OFFERING PRICE. After the Commission notifies the Company that the Registration Statement has become effective and after this Agreement becomes effective, the members of the Underwriting Group propose to initially offer the Units for sale to the public at a Public Offering Price of $4.00 per Unit. The members of the Underwriting Group may allow such concessions and discounts upon sales to selected dealers as may be determined from time to time by the Representative.

                  3.02.01. PAYMENT FOR FIRM UNITS. Payment for the Firm Units shall be made to the Company by regular check or checks at the offices of the Representative set forth above in Denver, Colorado, upon delivery to the Representative of certificates for the Firm Units in definitive form in such numbers and registered in such names as the Representative requests in writing at least two full business days prior to such delivery.

         The Company agrees not to seek to obtain (i) certification of the Representative's closing check or checks from the Representative's bank or banks or (ii) a cashier's check or checks from the Representative's bank or banks in substitution for the Representative's closing check or checks. The Company agrees to deposit the Representative's closing check or checks into the Company's bank account and to allow such check or checks to clear through the banking system on a "regular way" basis. Nothing contained in this Section 3.02.01 shall be construed to relieve the Representative from its obligations created as a result of the issuance of the Representative's regular check or checks at the Closing.

                  3.02.02. CLOSING. The time and date of delivery and payment hereunder for the Firm Units is herein called the "Closing Date" and shall take place at the office of the Representative at the address set forth above in Denver, Colorado, at 10:00 A.M. on the third business day following the effective date of this Agreement; provided, however, the Company and the Representative may agree, on the date that this Agreement becomes legally effective, to an alternative Closing Date and such alternative Closing Date shall become the Closing Date under this Agreement. Should the Representative elect to exercise any part of the overallotment option pursuant to Section 3.01 hereof, the time, date of delivery and payment for the Overallotment Securities being purchased shall be as mutually agreed between the Company and the Representative, but not later than the thirtieth calendar day after the effective date. Said date is hereinafter referred to as the "Option Closing Date."

                  3.02.03. INSPECTION OF CERTIFICATES. For the purpose of expediting the checking and packaging of the certificates for the Units, the Company agrees to make the certificates available for inspection by the Representa tive at the place designated by the Representative at least one full business day prior to the proposed delivery date.

                  3.02.04. PAYMENT TO SELLING SHAREHOLDERS. The Company, the Selling Shareholders, and the Representative agree that the amount payable by the Representative to the Custodian on the Option Closing Date shall be $3.48 for each Selling Shareholder Share which amount equals the Public Offering Price of each Overallotment Unit of $4.00 less $.40 for the Underwriting Group discount per Unit and less $.12 for the nonaccountable expense allowance per Share payable to the Representative.

         3.03. REPRESENTATIVE'S NONACCOUNTABLE EXPENSE ALLOWANCE. It is understood that the Company and the Selling Shareholders shall, severally and not jointly, reimburse the Representative for its expenses on a nonaccountable basis in the amount of 3% of the Public Offering Price of the Firm Units and Overallotment Units purchased by the Underwriters. The Representative acknowledges that it has received $30,000 of the nonaccountable expense allowance, which amount will be credited against the unpaid balance of such nonaccountable expense allowance payable by the Company. On the Closing Date and the Option Closing Date, the Company and the Selling Shareholders shall pay to the Representative the unpaid balance of such nonaccountable expense allowance then due.

         3.04. REPRESENTATIVE'S WARRANTS. On the Closing Date, the Company will sell warrants to the Representative ("Representative's Warrants") entitling the Representative to purchase a total of 120,000 Units. The Representative's Warrants will be in the form of the Representative's Warrants to Purchase Units filed as an exhibit to the Registration Statement. The total amount that the Representative shall pay the Company for the Representative's Warrants is $100. The Company and the Representative agree that the Representative's Warrants may not be sold, transferred, assigned, pledged, or hypothecated for a period of one year after the effective date of the Registration Statement except to officers of the Representative, to members of the Underwriting Group, and to officers of members of the Underwriting Group and except by will or operation of law. After such one year period, the Representative's Warrants may be sold, transferred, assigned, pledged, or hypothecated provided that any such transaction is in accordance with the registration or exemption from registration provisions of the Act and any applicable state securities laws. If the Representative's Warrants are exercised during the first year after the effective date of the Registration Statement, then any shares of Common Stock of the Company acquired as a result of any such exercise may not be sold, transferred, assigned, pledged, or hypothecated until after expiration of such one year period.

         3.05. REPRESENTATIONS OF THE PARTIES. The parties hereto respectively represent that as of the Closing Date and as of the Option Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

         3.06. POSTCLOSING INFORMATION. The Representative covenants that reasonably promptly after the Closing Date and after the Option Closing date, the Representative will supply the Company with all information that the Company may reasonably request which must be supplied to the Commission or securities authorities of states in which the Securities have been qualified for sale.

         3.07. REOFFERS BY SELECTED DEALERS. On each sale by the members of the Underwriting Group of any of the Securities to selected dealers, the members of the

Underwriting Group shall require the selected dealers purchasing any such Securities to agree in writing to reoffer such Securities on the terms and conditions of the offering set forth in the Registration Statement and Prospectus.

                                    SECTION 4

                      REGISTRATION STATEMENT AND PROSPECTUS

         4.01. DELIVERY OF REGISTRATION STATEMENT. The Company has delivered to the Representative without charge two signed printed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supple ments thereto, and shall deliver without charge to the Representative such number of conformed printed copies of the Registration Statement as the Representative shall request, including all financial statements and exhibits filed therewith and any amendments or supplements thereto. The signed copies of the Registration Statement furnished to the Representative include signed copies of any and all opinions and consents of the independent public accountants certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all opinions, consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any part thereof.

         4.02. DELIVERY OF PRELIMINARY PROSPECTUS AND AGREEMENTS. The Company will have caused to be delivered, at its expense, to the members of the Underwriting Group and to other broker dealers specified by the Representative prior to the effective date of the Registration Statement as many printed copies of (i) each Preliminary Prospectus filed with the Commission bearing in red ink the statements required by Item 501 of Regulation S-B, and (ii) each Agreement Among Underwriters, Underwriting Agreement, and Selected Dealer Agreement, all as may have been requested by the Representative. The Company consents to the use of such documents by the members of the Underwriting Group and by prospective dealers prior to the effective date of the Registration Statement, so long as such use is in accordance with the applicable provisions of the Act, the applicable Rules and Regulations thereunder and the applicable state blue sky or securities laws.

         4.03. DELIVERY OF PROSPECTUS. The Company will deliver, at its expense, to the members of the Underwriting Group and to other broker dealers specified by the Representative, as many printed copies of the Prospectus as the Representative may request and will deliver said printed copies of the Prospectus to the members of the Underwriting Group and such other persons on the effective date and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with offers and sales of the Securities.

         4.04. FURTHER AMENDMENTS AND SUPPLEMENTS. If during the period of time that the Company's Prospectus is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading or if it is necessary at any time after the effective date to amend or supplement the Prospectus to comply with the Act, the Company agrees to immediately notify the Representative thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Representative and to others designated by the Representative, all at the Company's expense, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act; and in the event the Representative is required to deliver a Prospectus after the date specified in Rule 174 of the Rules and Regulations, the Company upon request will prepare promptly such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Act.

         4.05. USE OF PROSPECTUS. The Company authorizes the members of the Underwriting Group in connection with the distribution of the Securities and all dealers who may distribute any of the Securities to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Securities so long as such use is in accordance with the applicable provisions of the Act, the applicable Rules and Regulations thereunder and applicable state blue sky or securities laws.

                                    SECTION 5

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the members of the Underwriting Group that:

         5.01. OBJECTION OF REPRESENTATIVE TO AMENDMENTS OR SUPPLEMENTS. After the date hereof, the Company will not at any time, whether before or after the effective date of the Registration Statement, file any amendment or supplement to the Registration Statement or Prospectus (i) unless and until a copy of such amendment or supplement has been previously furnished to the Representative within a reasonable time period prior to the proposed filing thereof or (ii) to which the Representative or legal counsel to the Representative has reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Act or the Rules and Regulations.

         5.02.  COMPANY'S BEST EFFORTS TO CAUSE REGISTRATION STATEMENT TO
BECOME EFFECTIVE. The Company agrees to use its best efforts to cause the Registration Statement and any amendment thereto to become effective as promptly as reasonably practicable and will promptly advise the Representative and will confirm such advice in writing (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make, either orally or in writing, a request or suggestion for any amendment to the Registration Statement or the Prospectus or for any additional information and the nature and substance thereof, (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose, (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not mis leading, and (v) of the refusal to qualify or the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the institution of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

         5.03. PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. The Company agrees to prepare and file promptly with the Commission, upon request of the Representative, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to legal counsel to the Representative, as in the opinion of the Representative and of legal counsel to the Company, may be necessary in connection with the offering or distribution of the Securities and will use its best efforts to cause the same to become effective as promptly as possible.

         5.04. BLUE SKY QUALIFICATION. The Company agrees to use its best efforts to register or qualify the Securities or such part thereof as the Representative may determine for sale under the blue sky laws of such states as are requested by the Representative. The Company will be assisted by legal counsel for the Representative in registering or qualifying the Securities for sale under such blue sky laws. The Company will pay all of the filing fees and legal fees, costs and expenses incurred by such legal counsel in so registering or qualifying such Securities within 30 days after receipt of a reasonably itemized statement. Although legal counsel for the Representative will be assisting the Company in registering and qualifying the Securities with the states and foreign jurisdictions selected by the Representative and although legal counsel for the Representative will be compensated by the Company for such services, such Representative's legal counsel will not have an attorney/client relationship with the Company and it is understood that all legal advice concerning such registrations and qualifications will be provided to the Company by legal counsel for the Company. The Representative's legal counsel will forward to legal counsel for the Company copies of all documents and correspondence sent to or received from such states in connection with such registrations and qualifications at the time such documents and correspondence are sent or received by legal counsel for the Representative.

         5.05. FINANCIAL STATEMENTS. The Company at its own expense agrees to prepare and give and will continue to give such financial statements and other information and reports to and as may be required by the Commission or the proper public bodies of the states in which the Securities may be registered or qualified.

         5.06. REPORTS AND FINANCIAL STATEMENTS TO THE REPRESENTATIVE. For a period of five years from the Closing Date, the Company agrees to deliver to the Representative copies of each annual report of the Company and copies of all reports it is required to file or make available pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and will deliver to the
Representative: (i) within 90 days (plus any extensions of time that the Commission grants to the Company to file its annual report on the appropriate
Form) after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, and a similar financial report of all of the Company's material unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of stockholders' equity and statement of cash flows covering such fiscal year, and all to be in reasonable detail and certified by independent public accountants for the Company; (ii) within 45 days (plus any extensions of time that the Commission grants to the Company to file its quarterly report on the appropriate Form) after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies of the consolidated statements of operations, stockholders' equity and cash flows for the quarterly fiscal period and the fiscal year to the end of such quarterly fiscal period, and the balance sheet as of the end of that period of the Company and its subsidiaries, if any, and the equivalent financial statements of all of the Company's material unconsolidated subsidiaries, if any, for that period, all subject to year end adjustment, certified by the principal financial or accounting officer of the Company; (iii) copies of all other statements, documents or other information which the Company mails or otherwise makes available to any class of its security holders or files with the Commission;
(vi) copies of all news, press or public information releases when made; (v) copies of all letters to the Company from its independent certified public accountants concerning actual or potential deficiencies in the Company's accounting procedures or internal control of funds; and (vi) upon request in writing from the Representative, such other information as may reasonably be requested and which may be properly disclosed to the Representative with reference to the property, business and affairs of the Company and its sub sidiaries, if any. If the Company fails to furnish the Representative with financial statements as herein provided, within the times specified herein, upon notice to the Company the Representa tive shall have the right to have such financial statements prepared by independent public ac countants of such Representative's own choosing and the Company agrees to furnish such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements and to pay their reasonable fees and expenses in preparing the same; provided, however, the Company shall have the right to furnish the financial statements to the Representative at any time after the Representative retains independent public accountants to prepare the financial statements in which event the amount of fees that the Company shall be obligated to pay to the independent public accountants selected by the Representative will be limited to those fees (including any retainer paid) actually incurred to the point in time that the Company furnishes the required financial statements.

         5.07. EXPENSES PAID BY THE COMPANY. The Company agrees to pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization, issuance, and delivery of the Securities, Representative's Warrants, and the Representative's Class A Warrants, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Securities to the public, the fees and expenses of the Company's personnel in connection with the offering, the costs, fees, and expenses incident to the preparation, printing and filing under the Act and with the NASD of the Registration Statement, or supplements thereto, the cost of printing, reproducing and filing all exhibits to the Registration Statement, the Agreement Among Underwriters, this Agreement, the Selected Dealer Agree ment and any other underwriting documents, the cost of printing and delivering to the Representative, the members of the Underwriting Group, and selected dealers copies of the Registration Statement and copies of the Agreement Among Underwriters, this Agreement and the Selected Dealer Agreement, and any other underwriting documents, the Preliminary Prospectus and the Prospectus as herein provided, the costs and legal counsel fees of qualifying the Securities and Warrant Shares under the state securities or blue sky laws as provided in Section 5.04 herein, the cost of providing the Representative with two bound volumes of the Registration Statement, as amended, all exhibits thereto, all state filings and all correspondence relating to the Registration Statement and all state filings and the expenses of Company representatives in attending a reasonable number of "due diligence" meetings (which shall include all presentations specified by the Representative) held by the Representative.

         5.08. REPORTS TO SHAREHOLDERS. For so long as the Company's Common Stock is registered under the Exchange Act, the Company agrees to hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years to send to each of the Company's shareholders the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report meeting the requirements of such Rule. Further, the Company agrees, so long as such Common Stock is so registered:

         (i) to send, within 30 days after the Closing Date, a letter to shareholders of the Company which welcomes them as shareholders and discusses the business conducted by the Company since the effective date.

         (ii) to send, at least every sixty days for a period of three years after the effective date, a letter or report to shareholders of the Company and to broker dealers which are then market markers of Securities of the Company on NASDAQ ("market makers"), which contains a narrative discussion of the Company's financial status and results of operations and a narrative discussion of the business conducted by the Company since the last report or letter to shareholders and market makers.

         (iii) during the period after three years from the effective date, to send to each of the Company's shareholders and market makers in printed form within 60 days after the end of each fiscal quarter, reasonably itemized financial statements of the Company for the quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company during such quarter.

If the Company materially breaches any of its agreements set forth in this
Section 5.08, the parties agree that any such breach will result in irreparable harm to the Representative for which an adequate remedy for damages will not exist and therefor the Representative shall be entitled to seek and obtain a court injunction in equity which orders the Company to comply with its agreements set forth in this Section 5.08 and which requires the Company to reimburse the Representative for its costs, including reasonable attorney fees, incurred in obtained such injunctive order.

         5.09. SECTION 11(A) FINANCIALS. The Company agrees to send to each holder of its securities and agrees to deliver to the Representative, as soon as practicable, but in no event later than the first day of the sixteenth full calendar month following the effective date, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 months beginning after the effective date.

         5.10. POSTEFFECTIVE AVAILABILITY OF PROSPECTUS. Within the time during which the Prospectus is required to be delivered under the Act, the Company agrees to comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales of the Securities.

         5.11. APPLICATION OF PROCEEDS. The Company intends to apply the net proceeds from the sale of the Securities substantially in the manner set forth in the Registration Statement. Except for cumulative changes of less than $100,000 in each specific item set forth in the "Use of Proceeds" section of the definitive Prospectus, the Company will not deviate from such use without giving written notice of such proposed deviation to the Representative at least 10 business days prior to any such deviation. Pending utilization of the net proceeds by the Company for business purposes, all of the unused net proceeds from the sale of the Securities will be invested in short term United States government securities in a nondiscretionary account of the Company with the Representative.

         5.12. DELIVERY OF DOCUMENTS. Prior to the Closing Date, the Company agrees to deliver to the Representative true and correct copies of the articles of incorporation of the Company and all amendments thereto, all such copies to be certified by the secretary of state of the state of incorporation of the Company; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date; and true and correct copies of all material contracts to which the Company or any of its subsidiaries, if any, is a party.

         5.13. COOPERATION WITH REPRESENTATIVE'S DUE DILIGENCE. At all times prior to the Closing Date, the Company agrees to cooperate with the Representative, legal counsel to the Representative, and the Representative's consultants in such investigation as the Representative may make or cause to be made of the Company and its affiliates and the Company agrees to make available to the Representative in connection therewith such information and documents relating to the Company and its affiliates as the Representative may reasonably request.

         5.14.  [INTENTIONALLY BLANK]

         5.15. LIMITATIONS ON COMPANY. Except with the Representative's prior written consent, the Company agrees that the Company will not do the following until (a) the termination of this Agreement or (b) the number of days after the effective date for which the Prospectus is required to be used pursuant to Rule 174 of the Rules and Regulations, whichever occurs later:

                (i) Undertake or authorize any change in its capital structure;

                (ii) Borrow any funds other than in the ordinary course of business or as otherwise contemplated by the Prospectus;

                (iii) Consolidate or merge with or into any other corporation;
                      or

                (iv) Create any mortgage or any lien upon any of its properties or assets other than in the ordinary course of business or as otherwise contemplated by the Prospectus.

         5.16. APPOINTMENT OF TRANSFER AGENT AND WARRANT AGENT. Prior to the effective date, the Company will have appointed American Securities Transfer & Trust, Inc., Denver,
Colorado, as transfer agent for the Company's Units and Common Stock and as warrant agent for the Company's Class A Warrants.

         5.17. CERTIFICATES. The Company agrees to make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's Units and Common Stock certificates as may be needed for the quick and efficient transfer of such securities. The Company agrees to make arrangements to have available at the office of the warrant agent sufficient quantities of the Company's Class A Warrant Certificates has may be needed for quick and efficient transfer of Class A Warrants.

         5.18. COMPLIANCE WITH CONDITIONS PRECEDENT. The Company agrees to use all reasonable efforts to comply or cause to be complied with the conditions precedent to the obligations of the members of the Underwriting Group in Section 8 hereof.

         5.19. FILINGS OF FORMS. The Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 of the Rules and Regulations and will file with the appropriate state securities authorities any sales and other reports required by the rules and regulations of such agencies and will provide copies of such reports to the Representative and to the legal counsel to the members of the Underwriting Group.

         5.20. REGISTRATION UNDER THE EXCHANGE ACT. Prior to the effective date of the Registration Statement, the Company will have made a filing under Section 12(g) of the Exchange Act with respect to the Company's Units, Common Stock and Class A Warrants. The Company agrees to deliver a copy of such filing to the Representative and to legal counsel for the Representative when filed. On the effective date of the Registration Statement, the Company will cause the Company's filing under Section 12(g) of the Exchange Act to become effective with the Commission.

         5.21. LISTING IN MANUALS. As soon as possible prior to the effective date, the Company agrees to use its best efforts to have the Company listed in Moody's Over-the-Counter Manual and Standard & Poor's Standard Corporation Records and such other Manuals as are reasonably requested by the Representative.

         5.22. NASDAQ/NMS. The Company agrees to have the Units listed and available for quotation on the NASDAQ Small Cap Market on the effective date of the Registration Statement. Subject to the Company's ability to meet the maintenance requirements of the NASDAQ Small Cap Market on the Detachment Date, the Company agrees to have its Common Stock and the Class A Warrants listed and available for quotation on the NASDAQ Small Cap Market on the Detachment Date and to delist the Units from quotation on the NASDAQ Small Cap Market at the same time as the Common Stock and Class A Warrants become listed for quotation on the NASDAQ Small Cap Market. The trading symbols shall be mutually agreeable to the Company and the Representative. As soon as the Company meets the qualifications required with respect thereto, the Company will designate its securities for inclusion on the NASDAQ/NMS or, in the alternative, such national stock exchange as is agreed to between the Company and the Representative.

         5.23. SECONDARY TRADING QUALIFICATION. The Company agrees to qualify its securities for secondary trading, as soon as legally possible, in California and such other states as are reasonably requested by the Representative from time to time.

         5.24. LEGENDS ON STOCK CERTIFICATES. The Company agrees to cause the stock certificates of its current shareholders that represent "restricted securities" who have not met the requirements of Rule 144(k), and the stock and warrant certificates held by officers, directors, or controlling persons of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent and warrant agent to put stop transfer instructions against such certificates.

         5.25. UNITHOLDERS, STOCKHOLDERS, AND CLASS A WARRANTHOLDERS LISTS AND TRANSFER SUMMARY. Within 10 business days after the Closing Date and within 10 business days after the Option Closing Date, the Company will deliver to the Representative complete lists of all holders of the Units, Common Stock, and Class A Warrants of the Company as of the Closing Date and as of the Option Closing Date. Each such list shall include the name and address of each such holder and the number of Units, Common Stock or Class A Warrants owned by each such person as of such date. Within 10 business days after the end of each of the first 24 calendar months after the Closing Date, the Company will provide the Representative with a new list containing the information described above as the end of each such month and a list which shows each transaction involving a transfer of Units, Shares, or Class A Warrant certificates during such month. This transfer list shall include the name and address of the transferor and the transferee and the number of Units, Shares, or Class A Warrants transferred.

         5.26. DIRECTORS, OFFICERS AND COMMITTEES. The Company agrees that the persons comprising the board of directors and officers of the Company on the effective date must be acceptable to the Representative. Such acceptance will only be withheld by the Representative if material adverse information is discovered by the Representative. The Company agrees that for a period of three years after the effective date, at the request of the Representative, the Company will permit a representative of the Representative to be present at all meetings of the board of directors of the Company. The Representative shall be provided with the same notice of each meeting of the board of directors as is provided to the board of directors. No compensation shall be paid to such observer. However, the Company will reimburse out of pocket expenses incurred by such observer to attend meetings. Such observer shall have no vote at such meetings; such observer shall be required, prior to attending any such meeting, to represent in writing to the Company that such observer is familiar with and will comply with all requirements of the federal securities laws applicable to a person who comes into possession of material nonpublic information concerning the Company; and such observer may be excluded from attendance at any such meeting during the discussion of information which is subject to the attorney client or accountant client privilege. The board of directors of the Company will establish an audit and a management compensation committee and will maintain such committees so long as the Common Stock of the Company is registered under the Exchange Act.

         5.27. RIGHT OF INSPECTION. The Company agrees that for a period of five years after the effective date, the Representative, at the Representative's expense, will have the right to have a person or persons selected by the Representative review the books and records of the

Company if at any time the audited or unaudited financial statements of the Company indicate that the Company has realized a net loss after taxes or if a material adverse change occurs in the Company, provided that the Representative may cause such review no more than once in any 12 month period.

         5.28. PUBLIC RELATIONS FIRM. For a period of at least 24 months after the effective date, the Company will use a public relations firm which is mutually acceptable to the
Company and the Representative. The Company shall have sole authority to determine the compensation and the utilization of such public relations firm.

         5.29. MANAGEMENT REFERRALS. Persons whom management of the Company believe may be interested in purchasing Securities in the public offering will be referred only to Representative and management of the Company will purchase Securities in the public offering only through the Representative. The Representative will have complete control of the distribution of the Securities in the public offering.

         5.30. TAKEOVER PROVISIONS. During the period of three years after the effective date of the Registration Statement, the Company will not, without the unanimous consent of those members of the board of directors of the Company who are not affiliated with either the Company or the Representative, or if there are no such nonaffiliated directors, without the approval of a majority of a three person panel, one of whom is to be chosen by directors who are affiliated with the Company, one of whom is to be chosen by the Representative, and the third of whom is to be chosen by the two so selected, amend its Articles of Incorporation or bylaws or enter into any contract or agreement with its officers, directors, or employees or any other person, for the purpose of preventing a corporate takeover of the Company; provided, however, only the vote of approval of a majority of the board of directors of the Company shall be required for an amendment of the Company's Articles of Incorporation or bylaws designed to prevent a "two step" takeover of the Company involving a second step which includes unfair provisions for minority shareholders of the Company or in similar exigent circumstances in which such action is necessary to carry out the fiduciary duty of the Company's directors.

         5.31.  FUTURE SALES.

                  5.31.01. COMPANY SALES TO AFFILIATES. During the period of two years after the effective date of the Registration Statement, the Company will not issue any options, warrants, Common Stock, preferred stock, or other securities to any officer, director, principal shareholder of the Company, or affiliate of any such person, without the prior written consent of the Representative. The term "principal shareholder" shall mean a person who owns of record or beneficially more than 5% of the outstanding Common Stock of the Company. Also excepted from this provision shall be warrants and options, and Common Stock issued thereunder, which are described in the Registration Statement and are outstanding on the effective date of the Registration Statement or which are issued pursuant to a plan which has been approved in writing by the board of directors of the Company and the Representative. Such excluded securities shall be referred to herein as the "Excluded Securities."

                  5.31.02. COMPANY SALES TO OTHERS. During the period of three years after the effective date of the Registration Statement, the Company will not sell any securities (other than debt securities issued to financial institutions) not covered by the Registration Statement without the Representative's prior written consent. Excepted from this provision shall be sales of securities permitted under Section 5.31.01 and sales of Excluded Securities.

                  5.31.03. COVERED PERSONS. Prior to the effective date of the Registration Statement, the Company will cause each of its officers, directors, 5% or more shareholders, and their affiliates ("Covered Persons) to agree in writing with the Representative that, without the prior written consent of the Representative, each such Covered Person who is an officer, director, or an affiliate of an officer or director, will not sell for a period of one year after the effective date of the Registration Statement any of the Company's shares of Common Stock owned by him or it prior to such effective date. The Company and the Representative agree that Maurice Porter shall be deemed not be a Covered Person. Such agreement will also provide that if a Covered Person who is an officer or director of the Company on the effective date of the Registration Statement ceases to be an officer or director of the Company during the period of one year after the effective date of the Registration Statement, then such Covered Person and the affiliates of such Covered Person will agree not to sell any of the Company's shares of Common Stock owned by such Covered Person and such Covered Person's affiliates prior to the effective date of such Registration Statement until the expiration of one year after the effective date of the Registration Statement. For purposes of this Underwriting Agreement, the term "affiliate" shall have the meaning ascribed to it in Rule 405 under the Act. Such agreements between the Representative and the Covered Persons will also provide that any sales of shares of Common Stock of the Company by such persons during the three year period after the effective date of the Registration Statement under Rule 144 promulgated by the SEC under the Act ("Rule 144 Sales"), will be executed only through the Representative acting as a broker or dealer. In such agreement the Representative will agree to execute such Rule 144 Sales on a competitive basis. If any person required to execute an agreement under this subsection 5.31.03. has pledged, or during the applicable period pledges, any of the Company's shares of Common Stock which are covered by such agreement; such person shall cause his pledgee to also agree in writing to comply with the pledgor's agreement with the Representative. A copy of any such written agreement from the pledgee shall be promptly delivered by the pledgor to the Representative after execution thereof by the pledgee.

                                    SECTION 6

                                 INDEMNIFICATION

         6.01. INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless the members of the Underwriting Group and each person who controls any member of the Underwriting Group within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse the persons indemnified for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Securities under the blue sky or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 6.01 shall not apply to the members of the Underwriting Group or any person controlling a member of the Underwriting Group in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information peculiarly within the knowledge of a member of the Underwriting Group and furnished in writing to the Company by a member of the Underwriting Group specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the members of the Underwriting Group or to any person controlling a member of the Underwriting Group. Each member of the Underwriting Group agrees within 10 days after the receipt by it of written notice of the commencement of any action against it or against any per son controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this subsection
6.01 to notify the Company in writing of the commencement thereof. The failure of such a member of the Underwriting Group so to notify the Company of any such action shall relieve the person to whom such notice was not given from any liability which it may have to that member of the Underwriting Group or any person controlling it as aforesaid on account of the indemnity agreement contained in this subsection 6.01, but shall not relieve the Company from any other liability which it may have to that member of the Underwriting Group or such controlling person. In case any such action shall be brought against a member of the Underwriting Group or any such controlling person and the member of the Underwriting Group shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by legal counsel of recognized standing and reasonably satisfactory to such member of the Underwriting Group or such controlling person or persons, which is a defendant or which are defendants in such litigation. The Company shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the written consent of the Company. If the Company elects to direct such defense, the Company agrees to furnish to the involved member of the Underwriting Group at its request, copies of all pleadings therein and to apprise the involved member of the Underwriting Group of all developments therein, all at the Company's expense, and to permit the member of the Underwriting Group to be an observer therein.

         6.02. INDEMNIFICATION BY THE MEMBERS OF THE UNDERWRITING GROUP. The members of the Underwriting Group agree, in the same manner as set forth in subsection 6.01. above, to indemnify and hold harmless the Company, the directors and officers of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Securities under the blue sky or securities laws thereof, or any information furnished pursuant to subsection
3.06 hereof, if such statement or omission was made in reliance upon information peculiarly within the knowledge of a member of the Underwriting Group and furnished in writing to the Company by a member of the Underwriting Group or on its behalf specifically for use in connection with the preparation thereof or supplement thereto. No member of the Underwriting Group shall be liable for amounts paid in settlement of any such litigation if such settlement was effected without the written consent of the member of the Underwriting Group. In case of commencement of any action in respect of which indemnity may be sought from a member of the Underwriting Group on account of the indemnity agreement contained in this subsection 6.02., each person to be indemnified by the member of the Underwriting Group shall have the same obligation to notify the member of the Under writing Group as the members of the Underwriting Group have toward the Company in subsection 6.01. above, subject to the same loss of indemnity in the event such notice is not given, and the member of the Underwriting Group shall have the same right to participate in (and, to the extent that the member of the Underwriting Group shall wish, to direct) the defense of such action at the expense of the member of the Underwriting Group, but such defense shall be conducted by legal counsel of recognized standing and reasonably satisfactory to the Company. If the member of the Underwriting Group elects to direct such defense, the member of the Underwriting Group agrees to furnish to the Company at its request copies of all pleadings therein and apprise it of all the developments therein, all at the expense of the member of the Underwriting Group, and permit the Company to be an observer therein.

         6.03. CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsections 6.01. and 6.02. above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company on the one hand and the member of the Underwriting Group on the other from the offering of the Securities, but also
(ii) the relative fault of the Company and the member of the Underwriting Group in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the member of the Under writing Group on the other shall be deemed to be in the same proportion as the total net proceeds from the public offering of the Securities (before deducting expenses) received by the Company bears to the total underwriting discount received by the members of the Underwriting Group, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the member of the Underwriting Group and the person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the members of the Underwriting Group agree that it would not be just and equitable if contribution pursuant to this subsection 6.03. were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 6.03. shall be deemed to include any legal or other expenses to which such indemnified party would be entitled if subsections 6.01. and 6.02. hereof were applied. Notwithstanding the provisions of this subsection 6.03., no member of the Underwriting Group shall be required to contribute any amount in excess of the amount equal to the total price of the Securities underwritten and distributed by it to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.04. THREAT OF REGULATORY ACTION. The Company and the Representative agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Securities or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed offering of the Securities. In the case of the happening of any such event, neither the Company nor the members of the Underwriting Group will acquiesce in such steps, procedures or suspension orders and each party agrees to actively defend any such actions or orders unless all parties agree in writing to acquiesce in such actions or orders.

                                    SECTION 7

                           EFFECTIVENESS OF AGREEMENT

            After this Agreement has been executed by the Company, the Selling Shareholders, and the Representative, this Agreement shall become effective (i) at 10:00 A.M., Denver, Colorado Time, on the first full business day after the effective date of the Registration Statement or (ii) upon release by the Representative of the Securities for offering after the effective date, whichever shall first occur. The time of the release by the Representative of the Securities for offering, for the purposes of this Section 7, shall mean the time of release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities or the time of the first mailing of copies of the Prospectus relating to the Securities in connection with a confirmation of a sale of Securities by an Underwriter or Dealer whichever shall first occur.

                                    SECTION 8

                      CONDITIONS OF THE OBLIGATIONS OF THE
                        MEMBERS OF THE UNDERWRITING GROUP

         After execution of this Agreement by the Company, the Selling Shareholders, and the Representative, the obligations of the members of the Underwriting Group to purchase the Securities and to make payment therefor on the Closing Date and on the Option Closing Date shall be subject to the accuracy, as of the Closing Date and as of the Option Closing Date, of the representations and warranties on the part of the Company and the Selling Shareholders herein contained, to the performance by the Company and the Selling Shareholders of all of their agreements and obligations herein contained, to the fulfillment of or compliance by the Company and the Selling Shareholders with all covenants and conditions hereof, and to the following additional conditions, any of which may be waived or modified by the Representative:

         8.01. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective and no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor the Prospectus nor any amendment thereto shall have been filed to which legal counsel to the members of the Underwriting Group shall have reasonably objected in writing or have not given its consent.

         8.02. ACCURACY OF REGISTRATION STATEMENT. The Representative shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of legal counsel to the members of the Underwriting Group is material, or omits to state a fact which, in the opinion of such legal counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

         8.03. NO MATERIAL ADVERSE CHANGES. No material adverse changes shall have occurred in or with respect to the officers or directors of the Company. No material adverse changes shall have occurred in or with respect to the business, properties, financial condition or credit of the Company or in or with respect to any conditions affecting the prospects of its business.

         8.04. CASUALTY AND OTHER CALAMITY. The Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance, and no officer or director of the Company shall have suffered any injury, sickness or disability of a nature which would materially adversely affect his or her ability to properly function as an officer or director of the Company.

         8.05. LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the Prospectus or except as disclosed in writing by the Company to the Representative prior to the effective date of the Registration Statement, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign.

         8.06. LACK OF MATERIAL CHANGE. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, and (ii) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise. The capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Securities, other than as may be set forth in the Prospectus.

         8.07. REVIEW BY LEGAL COUNSEL TO THE MEMBERS OF THE UNDERWRITING GROUP. The authorization of the Securities, Representative's Warrants, Warrant Shares, Registration Statement, Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to legal counsel to the members of the Underwriting Group.

         8.08.  OPINIONS OF LEGAL COUNSEL.

                  8.08.01. REISMAN & ASSOCIATES, P.A., LEGAL OPINION. The Company shall have furnished to the members of the Underwriting Group an opinion, dated the Closing Date, addressed to the members of the Underwriting Group, from Reisman & Associates, P.A., legal counsel to the Company, to the effect that based upon a review by them of the Registration Statement, Prospectus, the Company's articles of incorporation, bylaws and relevant corporate proceedings and contracts, an examination of such statutes they deem necessary and based upon such other investigation by such legal counsel as they deem necessary to express such opinion:

                       (i) The Company and each of its subsidiaries, if any,
                  have been duly incorporated and are validly existing corporations in good corporate standing under the laws of the state in which it was incorporated, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.

                  (ii) The Company has authorized and outstanding securities as set forth in the Registration Statement and Prospectus; the outstanding securities of the Company and each of its subsidiaries, if any, and the Securities conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding securities of the Company and each of its subsidiaries, if any, have been duly and validly issued and are fully paid and nonassessable and contain no preemptive rights; the Securities being sold by the Company to the Underwriting Group and the Representative's Warrants have been duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement and the Representative's Warrants will be duly and validly issued, fully paid and nonassessable and will not be subject to the preemptive rights of any shareholder of the Company.

                       (iii) To legal counsel's knowledge, no consents,
                  approvals, authorizations or orders of agencies, officers or other regulatory authorities are known to such legal counsel which are necessary for the valid authorization, issue or sale of the Securities being sold by the Company to the Underwriting Group hereunder, except as required under the Act or the securities laws of the states in which the Securities are qualified or except as required by the NASD.

                       (iv) To legal counsel's knowledge, the issuance and sale
                  of the Securities being sold by the Company to the Underwriting Group and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the articles of incorporation or bylaws of the Company, or any note, indenture, mortgage, deed of trust, or other material agreement or material instrument known to such counsel to which the Company is a party or by which the Company or any of its property is bound or any existing law (provided this Section 8.08 (iv) shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property and which is known to such counsel.

                       (v) No preemptive rights exist with respect to the Company's securities.

                       (vi) The Company has authorized capitalization as described in the Registration Statement.

                       (vii) Based upon written or oral communications from the
                  Commission, the Registration Statement has become effective under the Act and, to the knowledge of such legal counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated; legal counsel has participated in the preparation of the Registration Statement and Prospectus and each amend ment and supplement thereto, and no facts have come to the attention of legal counsel to lead counsel to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except for the financial statements and other financial data included therein, as to which legal counsel expresses no opinion); and such counsel is familiar with all contracts referred to in the Registration Statement or Prospectus and such contracts are sufficiently summarized or disclosed therein or filed as exhibits thereto as required, and such legal counsel does not know of any other contracts that are required to be summarized or disclosed or filed, and such legal counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is subject of such a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                       (viii) This Agreement has been duly authorized by the
                  Company and is a valid and binding agreement of the Company enforceable according to its terms subject to equitable principles and to applicable bankruptcy, insolvency and other laws concerning the enforceability of creditors' rights generally; provided that such counsel need express no opinion as to the enforceability of any indemnification or contribution provisions contained in this Agreement. A sufficient number of shares of the Company's Common Stock have been duly reserved for issuance upon exercise of the Class A Warrants, the Representative's Warrants and Class A Warrants issuable upon exercise of the Representative's Warrants.

                       (ix) Except as disclosed in the Registration Statement
                  and Prospectus, to the knowledge of legal counsel, the Company is not in default under any of the contracts, licenses, leases or agreements to which it is a party and which are described in the Registration Statement or attached thereto as exhibits and the offering of the Securities being sold by the Company to the Underwriting Group will not cause the Company to become in default of any of such contracts, licenses, leases or agreements.

                       (x) Except as disclosed in the Registration Statement and
                  Prospectus and subject to equitable principles, to the knowledge of legal counsel, the properties owned by the Company and its subsidiaries, if any, described in the Registration Statement are free and clear of all liens, charges, encumbrances or restrictions; all of the leases, subleases and other agreements known to such counsel under which the Company and each of its subsidiaries, if any, holds its properties and conducts its business are in full force and effect; neither the Company nor any of its subsidiaries, if any, is in default under any of the material terms or provisions of any of such leases, subleases or other agreements known to such counsel; and there are no claims against the Company or any of its subsidiaries, if any, concerning its rights under such leases, subleases and other agreements and concerning its right to continued possession of its properties.

                       (xi) Legal counsel is unaware of any affiliate, parent,
                  or subsidiaries of the Company except as are described in the Registration Statement and Prospectus.

                       (xii) To such counsel's knowledge, except as set forth in
                  the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such Common Stock, or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have included securities in the Registration Statement pursuant to the exercise of such rights.

                  In rendering such opinions, such legal counsel shall be entitled to rely upon Public Authority Documents and upon information provided by client officials in written Certificates provided that copies of such Public Authority Documents and Certificates are attached as exhibits to the written opinion of legal counsel. The term "Public Authority Documents" shall have the meaning ascribed to it in the Legal Opinion Accord of the ABA Section of Business Law (1991). Such opinions may be subject to such qualifications, exceptions, definitions, limitations as are normally included in similar opinions.

                  8.08.02. The Company shall furnish to the members of the Underwriting Group an opinion, dated the Closing Date, addressed to the members of the Underwriting Group, from Patton Boggs, L.L.P. to the effect that:

                       (i) To the knowledge of such counsel, the eye drop
                  products described in the Prospectus as being marketed by the Company are in compliance with all laws applicable to the FDA, all applicable rules and regulations of the FDA and all laws and regulations of any states in which such products are marketed.

                       (ii) Such counsel has not received and is not aware of
                  the Company having received any notice of any claim by the FDA or any other governmental agency that the eye drop products being marketed by the Company are not in compliance with all applicable rules and regulations of the FDA and any laws and regulations of any states in which such products are marketed.

                  In rendering such opinion, such legal counsel shall be entitled to rely upon Public Authority Documents and upon information provided by client officials in written Certificates provided that copies of such Public Authority Documents and Certificates are attached as exhibits to the written opinion of legal counsel. The term "Public Authority Documents" shall have the meaning ascribed to it in the Legal Opinion Accord of the ABA Section of Business Law (1991). Such opinions may be subject to such qualifications, exceptions, definitions, limitations as are normally included in similar opinions.

                  8.08.03. The Company shall furnish to the members of the Underwriting Group an opinion, dated the Closing Date, addressed to the members of the Underwriting Group, from Nolte, Nolte & Hunter, P.C., to the effect that:

                       (i) To the knowledge of such counsel, the Company is the owner of the exclusive worldwide license to make use, and sell eye drop solutions contained in the Ocurest Delivery System claimed in United States Patent Nos. 4,909,801 issued March 20, 1990, and D320,083 issued September 17, 1991 ("U.S. Patents") held by Acorn Laboratories, Inc. ("Acorn").

                       (ii) To the knowledge of such counsel, the Company is
                  the owner of all rights to United States Trademark Registration Nos. 1,903,891 and is the owner of the exclusive worldwide license from Acorn to use United States Trademark Registration 1,492,900 ("U.S. Trademarks") protecting the shape of the Ocurest Delivery System and the name "Ocurest," respectively.

                       (iii) Such counsel has not received and is not aware of
                  the Company having received any notice of any claim from any third party which notice would cause such counsel to conclude that the Company does not own or possess adequate rights with respect to the U.S. Patents, the U.S. Trademarks, or other material patents, patent rights, trademarks, service marks, trade names, copyrights described or referred to in the Prospectus as owned or used by the Company or which are necessary for the conduct of the Company's business or proposed business as described in the Prospectus.

                  In rendering such opinion, such legal counsel shall be entitled to rely upon Public Authority Documents and upon information provided by client officials in written Certificates provided that copies of such Public Authority Documents and Certificates are attached as exhibits to the written opinion of legal counsel. The term "Public Authority Documents" shall have the meaning ascribed to it in the Legal Opinion Accord of the ABA Section of Business Law (1991). Such opinions may be subject to such qualifications, exceptions, definitions, limitations as are normally included in similar opinions.

         8.09. ACCOUNTANT'S LETTER. The Representative shall have received a letter addressed to the Representative and dated the Closing Date from Grant Thornton, independent public accountants for the Company, stating that with respect to the Company they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder; in their opinion, the financial statements audited by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2; on the basis of certain indicated procedures (but not an audit in accordance with generally accepted accounting principles), including reading of the instruments of the Company set forth in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute book of the Company, nothing has come to their attention, except as disclosed in their letter, which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than two days prior to the date of such letter:

                       (i) there has been any material change in the financial position of the Company other than as contemplated by disclosures contained in the Prospectus;

                       (ii) there has been any material change in the capital
                  stock or surplus accounts of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor or in the debt of the Company from that shown in the Company's last audited balance sheet included in the Prospectus, other than as contemplated by disclosures contained in the Prospectus;

                       (iii) there have been any material decreases in working
                  capital or net worth as compared with amounts shown in the Company's last audited balance sheet included in the Prospectus other than as contemplated by disclosures contained in the Prospectus; and

                       (iv) the dollar amounts, percentages and other financial
                  information set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Risk Factors," "Capitalization," "Dilution," "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Certain Relationships and Transactions" are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom.

                  Such letter shall also cover such other matters incident to the transactions contemplated by this Agreement in form satisfactory to the Representative as the Representative reasonably requests.

         8.10. CONFORMED COPIES OF ACCOUNTANT'S LETTER. The Representative shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Representative shall reasonably request.

         8.11. OFFICER'S CERTIFICATES. The Company shall have furnished to the Representative two certificates each signed by the president and by the chief financial officer of the Company, one dated the date of this Agreement and one dated as of the Closing Date, to the effect that:

                       (i) The representations and warranties of the Company in
                  this Agreement are true and correct at and as of the date of the certificate and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate.

                       (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, after such respective signers have made inquiry, no proceeding for that purpose has been initiated or is threatened by the Commission.

                       (iii) The respective signers have each carefully examined
                  the Registration Statement and Prospectus and any amendments and supplements thereto, and the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.

                       (iv) This Agreement has been, and, as of the Closing
                  Date, the Representatives Warrants will have been, duly authorized and executed by the Company.

                       (v) The respective signers have each reviewed the
                  questionnaires provided to the Representative by each officer, director, and 5% shareholder of the Company and, to the best of their knowledge, the statements made in such questionnaires are true and correct.

                       (vi) Except as set forth in the Registration Statement
                  and Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the date of such certificate, (i) there has not been any material adverse change in the officers or directors of the Company or any substantially adverse change, financial or otherwise, in the affairs or condition of the Company, and (ii) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business.

                       (vii) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus, no dividends or distributions whatever have been declared and/or paid on or with respect to the securities of the Company.

         8.12. TENDER FOR DELIVERY. All of the Securities being offered by the Company which are sold in the offering shall be tendered for delivery in accordance with the terms and provi sions of this Agreement.

         8.13. BLUE SKY QUALIFICATION. The Securities shall be qualified in such states as are reasonably designated by the Representative as set forth in
Section 5.04 hereof and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or Option Closing Date. On both the effective date of the Registration Statement and on the Closing Date, the Company and the Representative shall receive from Smith, McCullough & Ferguson, P.C., written information which contains the following:

                       (i) The names of the states in which applications to register or qualify the Securities have been filed;

                       (ii)    The status of such registrations or
                  qualifications in such states as of the date thereof;

                       (iii) A list containing the name of each such state in
                  which the Securities may be legally offered and sold by a dealer licensed in such state and the number of each which may be legally offered and sold in each such state as of the date thereof;

                       (iv) With respect to the written information dated on the
                  effective date, a representation that such legal counsel will continuously update such written information if any changes occur in the information provided therein between the effective date and the Closing Date and Option Closing Date; and

                       (v) A statement that the Company, the members of the
                  Underwriting Group and selected dealers in the offering may rely upon the information contained therein.

         8.14. APPROVAL OF LEGAL COUNSEL TO THE REPRESENTATIVE. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to legal counsel to the Representative. The suggested form of such documents shall be provided to the legal counsel to the Representative at least three business days before the Closing Date.

         8.15. OFFICER'S CERTIFICATE AS A COMPANY REPRESENTATIVE. Any certificate signed by an officer of the Company and delivered to the Representative or to legal counsel to the members of the Underwriting Group will be deemed a representation and warranty by the Company to the members of the Underwriting Group as to the statements made therein.

                                    SECTION 9

                                   TERMINATION

         9.01. TERMINATION BECAUSE OF NONCOMPLIANCE. This Agreement may be terminated by the members of the Underwriting Group by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing. This Agreement may be terminated by the Company by notice to the Representative in the event the members of the Underwriting Group shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the members of the Underwriting Group to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Company in writing.

         9.02. TERMINATION BECAUSE OF CHANGES. This Agreement may be terminated by the members of the Underwriting Group by notice to the Company if the Representative believes in its sole judgment that any changes have occurred in or with respect to the management of the Company, that material adverse changes have occurred in or with respect to the condition or obligations of the Company, or if the Company shall have sustained a loss or anticipated loss as a result of a strike, governmental action, fire, flood, accident, contract termination, or other calamity of such a character as, in the sole judgment of the Representative, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss or anticipated loss shall have been insured.

         9.03. MARKET OUT TERMINATION. This Agreement may be terminated by the members of the Underwriting Group by notice to the Company at any time if, in the judgment of the Representative, payment for and delivery of the Securities is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity or emergency shall have occurred, or (iii) of any suspension of trading of the Common Stock of the Company in the over the counter market, or (iv) the occurrence of a material adverse event affecting the Company which materially impairs the investment quality of the Securities, or (v) substantial and material adverse changes in the condition of the securities markets beyond normal fluctuations have occurred.

         9.04. EFFECT OF TERMINATION HEREUNDER. If the members of the Underwriting Group decide to terminate this Agreement pursuant to this Section 9 or the Company decides to terminate this Agreement pursuant to Section 10 hereof, such party shall provide notice of such determination to the other party. In such event, the Representative shall provide the Company with a statement of the Underwriting Group's actual accountable out of pocket expenses, which shall include but are not limited to, fees of legal counsel to the members of the Underwriting Group and the fees of independent consultants who are not directly or indirectly affiliated or associated with a member of the NASD and who are retained by the Underwriting Group to provide a service in connection with the due diligence investigation of the proposed offering, entertainment expenses, travel expenses, postage expenses, advertising costs, duplication expenses, long distance telephone expenses, and any other actual out of pocket accountable expense incurred by the Underwriting Group in connection with the proposed offering. The Representative shall not be required to include in such accountable expenses any of the expenses to be paid by the Company under Section 5.07 hereof, and, if the Underwriting Group has paid any of such expenses on behalf of the Company, the Company shall separately reimburse the Underwriting Group for such advances immediately upon receipt of a statement therefor from the Representative. If such actual accountable out of pocket expenses are more than the amount of the nonaccountable expense payments the Company has made to the Underwriting Group, the Underwriting Group will be entitled to keep the amount of the nonaccountable expense payments the Company has made to the Underwriting Group and, within 10 days after receipt by the Company of such statement, the Company will pay to the Representative the excess expenses the Underwriting Group has incurred, but if the actual accountable out of pocket expenses are less than the amount of nonaccountable expense payments the Underwriting Group has received from the Company, the Underwriting Group will return the difference to the Company. The Company, the members of the Underwriting Group, and the Selling Shareholders shall not have any liabilities to each other if the Company or the members of the Underwriting Group decide not to proceed with the proposed offering for any reason set forth in this Section 9 or in Section 10 hereof, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it as specified in Sections 5.07 and 9.04 hereof; and the Company, and the members of the Underwriting Group shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6 hereof.

                                   SECTION 10

                        REPRESENTATIONS AND WARRANTIES OF
                      THE MEMBERS OF THE UNDERWRITING GROUP

         The members of the Underwriting Group represent and warrant to and agree with the Company that:

         10.01. REGISTRATION AS BROKER DEALER AND MEMBER OF NASD. The members of the Underwriting Group are registered as broker dealers with the Commission and are members in good standing of the NASD and are licensed as a dealer in all states in which they will offer or sell the Securities.

         10.02. NO PENDING PROCEEDINGS. There is not now pending against the Representative any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission, concerning its activities as a broker or dealer that, in the opinion of the Representative, would prevent it from acting as such under federal securities laws or under the laws of the states in which it intends to offer the Securities.

         10.03. COMPANY'S RIGHT TO TERMINATE. In the event any action or proceeding of the type referred to in Section 10.02 above shall be instituted against the Representative at any time prior to the Closing Date hereunder, or in the event there shall be filed by or against the Representative in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of assets of the Representative or if the Representative makes an assignment for the benefit of creditors, the Company shall have the right on written notice to the Representative to terminate this Agreement without any liability to the members of the Underwriting Group of any kind except for the payment of expenses as provided in Section 5.07 hereof.

         10.4. FINDER. The members of the Underwriting Group know of no outstanding claims against them for compensation for services in the nature of a finder's fee, origination fee or financial consulting fee with respect to the offer and sale of the Securities hereunder.

         10.5 COMPLIANCE. The members of the Underwriting Group, severally and not jointly, agree to offer and sell the Securities being purchased hereunder in accordance with the requirements of federal and state securities laws and the rules of the NASD.

                                   SECTION 11

                             RIGHT OF FIRST REFUSAL

         For a period of three years after the effective date of the Registration Statement, the Representative shall have a preferential right to purchase for its account or to sell for any account of the Company, its parent company, if any, or the Company's subsidiaries, if any, any securities with respect to which the Company, its parent company, or its subsidiaries may seek a public or private offering within the United States for cash. The Company will consult the Representative with regard to any such covered offering for cash and will offer the Representative the opportunity to purchase or sell any such securities on terms not less favorable to the Company, its parent company, or its subsidiaries than it or they can secure elsewhere. The Representative will have 30 days in which to accept such offer. If the Representative rejects such offer, the Company, its parent company, or its subsidiaries may sell such securities on terms not less favorable than those offered to the Representative. If such securities are not sold within a period of 180 days, the Representative will once again have the rights specified herein with respect to the sale or purchase of such securities. The Company has informed the Representative that it has not previously granted a similar right of first refusal to any other person.

                                   SECTION 12

                   FEE PAYABLE ON OCCURRENCE OF CERTAIN EVENTS

         12.01 MERGERS AND ACQUISITIONS. Subject to the purchase of the Firm Units by the members of the Underwriting Group, for a period of five years after the effective date, the Representative will provide consulting services which are customary in the industry in con nection with, and the Representative will be paid a consulting fee in connection with any transaction initiated by the Representative involving, a merger, consolidation, stock exchange, or the acquisition or sale of all or a material part of the assets or business of any entity, if such transaction involves the Company, its parent company, or its subsidiaries. A transaction will be deemed initiated by the Representative if it is suggested by the Representative to either party to the transaction. The consulting fee will be computed as follows:


       AMOUNT OF THE TRANSACTION                     FEE
---------------------------------------            -------
$1.00 -                      $1,000,000            5% plus
$1,000,001 -                 $2,000,000            4% plus
$2,000,001 -                 $3,000,000            3% plus
$3,000,001 -                 $4,000,000            2% plus
$4,000,001 and over                                1%


Amount of the transaction includes:

                       (i) the total proceeds and other consideration being
                  received by the Company, its parent company, or its subsidiaries and/or any of their stockholders upon the consummation of the transaction (including payments made in installments) inclusive of cash, securities, notes, liabilities assumed, consulting agreements and agreements not to compete;

                       (ii) if a portion of such consideration includes
                  contingent payments (whether or not related to future earnings or operations), 50% of the maximum amount of such payments; and

                       (iii) in the event that the aggregate consideration for a
                  transaction consists in whole or in part of securities, for the purposes of calculating the amount of the consideration, the value of such securities will be, in the case of the existence of a public trading market thereof, the average of the closing sale prices for the five days preceding the consummation of the transaction or, in the absence of a public trading market thereof, the fair market value thereof as agreed to by the parties on the day preceding the consummation of the transaction.

         If the Company, its parent company, or any of its subsidiaries proposes to engage in any such type of transaction which was not initiated by the Representative, but in connection with which the Company, its parent company, or any of its subsidiaries proposes to obtain services from an investment banker, the Company, its parent company, or such Subsidiary shall provide the Representative with the first opportunity to provide consulting services which are customary in the industry in connection therewith. If the Representative accepts such offer, the fee for such services shall be determined by using 50% of the full 5% to 1% scale set forth above.

         12.02 WARRANT EXERCISE FEE. If the Representative provides written notice to the Company, at any time after 12 months from the effective date of the Registration Statement, that the Representative is electing to solicit the exercise of the Class A Warrants by the holders thereof, the Company will pay to the Representative a fee of 10% of the aggregate exercise price received by the Company as a result of the Representatives's solicitation of such holders, if
(i) the market price of the Company's Common Stock on the date a Class A Warrant is exercised is greater than the exercise price under the Class A Warrants, (ii) the Class A Warrant is not held in a discretionary account, and (iii) the solicitation of the exercise of the Class A Warrant is not in violation of Rule 10b-6 promulgated under the Exchange Act.

                                   SECTION 13

                                     NOTICE

         Except as otherwise expressly provided in this Agreement:

         13.01. NOTICE TO THE COMPANY. Whenever notice is required by the provisions of this Agreement to be given to the Company or the Selling Shareholders, such notice shall be in writing addressed as follows:

                  Ocurest Laboratories, Inc.
                  4400 PGA Boulevard, Suite 300
                  Palm Beach Gardens, Florida 33410

         13.02. NOTICES. Whenever notice is required by the provisions of this Agreement to be given to the members of the Underwriting Group, such notice shall be given in writing addressed to the Representative at the address set out at the beginning of this Agreement.

                                   SECTION 14

                                  MISCELLANEOUS

         14.01. BENEFIT. This Agreement is made solely for the benefit of the members of the Underwriting Group, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns and the Selling Shareholders, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Securities. In addition, the indemnity, defense and contribution obligations of the Company included in Section 6 of this Agreement also inure to the benefit of the selected dealers and any person who controls the selected dealers within the meaning of Section 15 of the Act.

         14.02. SURVIVAL. The respective indemnities, agreements, representations, warranties, covenants and other statements as set forth in or made pursuant to this Agreement and the indemnity and contribution agreements contained in Section 6 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, or the members of the Underwriting Group or any such officer or director thereof or any controlling person of the Company or of any member of the Underwriting Group,
(ii) delivery of or payment for the Securities, and (iii) the occurrence of Closing Date and the Option Closing Date; and any successor of the Company, any member of the Underwriting Group or any controlling person, officer or director thereof, and any Selling Shareholder, as the case may be, shall be entitled to the benefits hereof.

         14.03. GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the state of Colorado.

         14.04. THE INFORMATION OF THE MEMBERS OF THE UNDERWRITING GROUP. Notwithstand ing any participation by the legal counsel of the members of the Underwriting Group in the reorganization and/or revision of the Prospectus, the statements with respect to the public offering of the Securities on the cover page of the Prospectus and the Notes thereto and under the caption "Underwriting" in the Prospectus constitute the only written information furnished by or on behalf of the members of the Underwriting Group referred to in Sections 2.02, 6.01 and 6.02 hereof.

         14.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the Agreement between the members of the Underwriting Group and the Company.

                          Very truly yours,

                          OCUREST LABORATORIES, INC.


                          By:_________________________________________________
                          EDMUND G. VIMOND, JR., PRESIDENT AND CHIEF EXECUTIVE
                                                 OFFICER


                          ____________________________________________________
                          LARRY M. REID, SECRETARY

                          THE SELLING SHAREHOLDERS NAMED ON
                          SCHEDULE II


                          By:_________________________________________________
                            _________________________________, Attorney-in-Fact




     THE REPRESENTATIVE, ON BEHALF OF THE UNDERWRITING GROUP, HEREBY CONFIRMS AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND THE UNDERWRITING GROUP.


                           RAF FINANCIAL CORPORATION



                           By:_______________________________________
                              Robert L. Long, Senior Vice President
                              of RAF Financial Corporation, as
                              Attorney in Fact for the several
                              Underwriters named in Schedule I to the
                              Underwriting Agreement

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                   NUMBER OF
UNDERWRITER                                                     UNITS PURCHASED
-------------------------------------------------------------------------------
RAF Financial Corporation












                  Total                                          _____________

                                   SCHEDULE II

                              SELLING SHAREHOLDERS


NAME                                                     NUMBER OF SHARES
----                                                     ----------------